                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                            WHITEHALL JEWELLERS, INC.
                                       AT
                               $1.20 NET PER SHARE
                                       BY
                              JWL ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                            NEWCASTLE PARTNERS, L.P.

                                                                December 5, 2005

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

      We have been  appointed by JWL  Acquisition  Corp.  (the  "Purchaser"),  a
Delaware corporation and a wholly owned subsidiary of Newcastle Partners,  L.P., a Texas limited partnership,  to act as Information Agent in connection with its offer to purchase all outstanding  shares of common stock,  par value $0.001 per share,  and the  associated  preferred  stock  purchase  rights  (together,  the
"Shares"), of Whitehall Jewellers, Inc., a Delaware corporation (the "Company"), at $1.20 per Share, net to the seller in cash, upon the terms and subject to the conditions  set forth in the  Purchaser's  Offer to Purchase  dated  December 5,
2005, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer").

      For your  information and for forwarding to your clients for whom you hold
Shares registered in your name or in the name of your nominee,  we are enclosing the following documents:

      1.    Offer to Purchase dated December 5, 2005;

      2.    Letter of Transmittal, including a Substitute Form W-9, for your use and for the information of your clients;

      3.    Notice of Guaranteed  Delivery to be used to accept the Offer if the
            Shares  and all other  required  documents  cannot be  delivered  to
            American  Stock  Transfer & Trust  Company,  the  Depositary for the
            Offer, by the expiration of the Offer;

      4.    A form  of  letter  which  may be sent to  your  clients  for  whose accounts you hold Shares  registered  in your name or in the name of your  nominee,  with space  provided  for  obtaining  such  clients'
            instructions with regard to the Offer;

      5.    Guidelines for  Certification of Taxpayer  Identification  Number on
            Substitute Form W-9 providing information relating to backup federal income tax withholding; and

      6.    Return envelope addressed to the Depositary.

      WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

      THE OFFER AND WITHDRAWAL  RIGHTS EXPIRE AT 12:00  MIDNIGHT,  NEW YORK CITY
TIME, ON WEDNESDAY, JANUARY 4, 2006, UNLESS THE OFFER IS EXTENDED.

      The Purchaser will not pay any fees or  commissions to any broker,  dealer or other person (other than the Information Agent or the Depositary as described in the Offer to  Purchase)  for  soliciting  tenders of Shares  pursuant  to the
Offer. The Purchaser will, however,  upon request,  reimburse brokers,  dealers, banks and trust  companies  for  reasonable  and  necessary  costs and  expenses incurred by them in forwarding materials to their customers.  The Purchaser will pay all stock  transfer taxes  applicable to its purchase of Shares  pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.

      In order to accept the Offer a duly executed and properly completed Letter of Transmittal and any required signature guarantees,  or an Agent's Message (as defined in the Offer to Purchase) in  connection  with a book-entry  delivery of
Shares,  and any other required  documents,  should be sent to the Depositary by
12:00 Midnight, New York City time, on Wednesday, January 4, 2006.

      Any  inquiries  you may have with respect to the Offer should be addressed to, and  additional  copies of the enclosed  materials may be obtained from, the undersigned  at the address and telephone  number set forth on the back cover of the Offer to Purchase.

                                                        Very truly yours,

                                                        MacKenzie Partners, Inc.

      NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU
THE AGENT OF JWL ACQUISITION CORP.,  NEWCASTLE  PARTNERS,  L.P., THE INFORMATION
AGENT  OR THE  DEPOSITARY,  OR  AUTHORIZE  YOU OR ANY  OTHER  PERSON  TO USE ANY
DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN  CONNECTION  WITH THE
OFFER OTHER THAN THE DOCUMENTS  ENCLOSED  HEREWITH AND THE STATEMENTS  CONTAINED
THEREIN.

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